Exhibit 23.2
CONSENT OF INDEPENDENT ACCOUNTANTS
We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of Telefónica, S.A. of our report dated April 11, 2006 relating to the financial statements of O2 plc for the years ended March 31, 2005 and 2004, which appears in the Form 6-K of Telefónica, S.A. dated April 12, 2006. We also consent to the reference to us under the heading “Experts” in this Registration Statement.
PricewaterhouseCoopers LLP
London, England
April 12, 2006